EXHIBIT 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2025 Financial Results and Recent Business Highlights

Full-year 2025 outlook updated to reflect lower near-term EV production in North America
PyroThin® award from a major EU OEM demonstrates technology leadership & supports growth opportunities
LNG and Subsea project opportunities expected to drive Energy Industrial growth in 2026

NORTHBOROUGH, Mass., Nov. 06, 2025 (GLOBE NEWSWIRE) -- Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the third quarter of 2025, and discussed recent business developments.

Total revenue for the third quarter of 2025 was $73.0 million, compared to $117.3 million in the third quarter of 2024.

Net loss was $6.3 million, which included $1.6 million of restructuring and impairment charges, compared to net loss of $13.0 million in the third quarter of 2024. Adjusting net loss for the restructuring and impairment charges would result in a net loss of $4.8 million. Net loss per share was $0.08, compared to net loss per share of $0.17 in the third quarter of 2024. Adjusting net loss per share for the restructuring and impairment costs would result in a net loss per share of $0.06.

Adjusted EBITDA for the third quarter of 2025 was $6.3 million, compared to $25.4 million in the third quarter of 2024.

A reconciliation of GAAP financial results to non-GAAP financial results are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures are also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights & Quarterly Performance

  Company revenues of $73.0 million, a 6% decrease quarter-over-quarter (QoQ)
    Thermal Barrier: $48.7 million of revenue, a 12% decrease QoQ
    Energy Industrial: $24.3 million of revenue, a 7% increase QoQ
  Delivered gross margins of 28.5%, a four-percentage point decrease QoQ
  Net loss of $6.3 million, a $2.7 million improvement QoQ
  Adjusted EBITDA of $6.3 million, a $3.5 million decrease QoQ
  Ended the quarter with cash and equivalents of $152.4 million
  Generated $15 million of operating cash flow, reflecting ongoing working capital optimization initiatives
  Awarded PyroThin® Thermal Barrier contract from a major European OEM with expected start of production in 2027

“The U.S. EV environment has created a challenging backdrop after a period of significant development. We expect to rebuild growth in our Thermal Barrier business after the market stabilizes, supported by the ramp-up of our European programs, including our newest award,” commented Don Young, Aspen's President and CEO.

“We anticipate a strong 2026 for our Energy Industrial business as project activity normalizes. We also see near-term revenue opportunities from our diversification into adjacent markets. Our focus remains on driving growth through innovation and building a profitable, capital-efficient business,” added Young.

2025 Financial Outlook
Aspen’s updated full-year 2025 outlook is as follows:

($ in millions, except per share amounts – figures may not total due to rounding)
Metric	YTD Actuals	Prior FY 2025 Outlook	Updated FY 2025 Outlook
Revenue	230	297 - 317	270 – 280
Net Income (Loss)	(317)	(317) – (307)	(342) – (334)
Earnings Per Share (Basic)	(3.85)	(3.86) – (3.73)	(4.15) – (4.05)
Adjusted EBITDA	21	35 – 45	7 – 15
CAPEX*	20	25	25

*Capital Expenditures excluding costs related to the Statesboro plant project, which totaled $15.4 million year-to-date as of 9/30/2025

“As we reset our outlook to reflect lower near-term demand in the U.S. EV market, we remain focused on the elements within our control,” said Grant Thoele, Chief Financial Officer and Treasurer. “Throughout 2025, we’ve taken decisive actions to reduce fixed costs and improve operating efficiency, fortifying the foundation of the business. In addition to strengthening our core markets, we are focused on driving growth through disciplined execution, thoughtful diversification, and developing strategic partnerships.”

The Company's 2025 outlook assumes depreciation and amortization of $22.5 million, stock-based compensation expense of $10.5 million, other expense (net) of $11.5 million, restructuring and demobilization costs of $16.5 million, impairment of property, plant, and equipment of $287.6 million, and weighted average shares outstanding of 82.3 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the 2025 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2025, including those related to supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Conference Call and Webcast Notification
A conference call with Aspen management to discuss third quarter 2025 results and recent business developments will be held Thursday, November 6, 2025 at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (404) 975-4839 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "877424" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measures included in this press release are Adjusted EBITDA, adjusted net loss and adjusted net loss per share. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), adjusted net loss to net loss and adjusted net loss per share to net loss per share, in each case the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s financial outlook for the full year 2025. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s financial outlook for the full year 2025. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about revenue, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA, profitability, capacity, revenue capacity, backlog, costs, expenses, and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the EV and energy industrial market; Aspen’s potential revenue capacity and gross margins; Aspen’s efforts to demobilize its previously planned second manufacturing plant in Statesboro, Georgia; Aspen’s efforts to manage the capacity of its manufacturing plant in East Providence, Rhode Island and its external manufacturing facility to meet expected customer demand; current or future trends in the EV and energy infrastructure markets, as well as in adjacent market opportunities such as energy storage applications, electrification applications and other potential adjacent applications; the impact of market trends on Aspen’s business; the strength, effectiveness, productivity, costs, potential profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the EV and energy infrastructure markets, including LNG and Subsea; beliefs about Aspen’s ability to provide and deliver products and services to EV and energy infrastructure customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s EV opportunities, including the EV thermal barrier business; and the performance and market acceptance of Aspen’s products. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: ongoing uncertainty in the EV and energy infrastructure markets and potential demand for Aspen’s products; inability to execute Aspen’s long-term growth plan; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing for Aspen’s products; Aspen’s inability to create customer or market opportunities for its products; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; the impact of changes in government and economic policies, incentives, and tariffs on Aspen's customers, production, sales, cost structure, competitive landscape and results of operations; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contacts:
Neal Baranosky
nbaranosky@aerogel.com
Phone: (508) 691-1111 x 8

Georg Venturatos / Patrick Hall
Gateway Group
ASPN@gateway-grp.com
Phone: (949) 574-3860

ASPEN AEROGELS, INC. Condensed Consolidated Balance Sheets (Unaudited and in thousands)

	September 30,	December 31,
	2025	2024
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$150,722	$220,882
Restricted cash	1,710	394
Accounts receivable, net	69,149	109,104
Inventories	43,037	47,551
Prepaid expenses and other current assets	14,299	31,517
Total current assets	278,917	409,448
Property, plant and equipment, net	154,370	459,276
Assets held for sale	25,504	—
Operating lease right-of-use assets	17,557	20,854
Finance lease right-of-use assets	6,423	—
Other long-term assets	8,624	5,566
Total assets	$491,395	$895,144
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,098	$44,361
Accrued expenses	15,585	36,495
Deferred revenue	824	2,199
Finance obligation for sale and leaseback transactions	4,265	4,028
Operating lease liabilities	3,243	3,279
Finance lease liabilities	1,724	—
Long term debt - current portion	26,000	19,750
Total current liabilities	70,739	110,112
Revolving line of credit	14,252	42,131
Long term debt	70,090	94,961
Finance obligation for sale and leaseback transactions long-term	6,133	10,087
Operating lease liabilities long-term	20,745	23,148
Finance lease liabilities long-term	3,703	—
Total liabilities	185,662	280,439
Stockholders’ equity:
Total stockholders’ equity	305,733	614,705
Total liabilities and stockholders’ equity	$491,395	$895,144

ASPEN AEROGELS, INC. Consolidated Statements of Operations (Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(In thousands, except share and per share data)
Revenue	$73,017	$117,340	$229,764	$329,611
Cost of revenue	52,218	68,297	160,837	193,847
Gross profit	20,799	49,043	68,927	135,764
Operating expenses:
Research and development	2,494	4,591	10,621	13,645
Sales and marketing	6,553	9,306	21,885	27,130
General and administrative	13,532	17,746	40,402	52,465
Restructuring and demobilization costs	1,568	—	16,296	—
Impairment of property, plant and equipment	—	—	287,567	2,702
Total operating expenses	24,147	31,643	376,771	95,942
Income (loss) from operations	(3,348)	17,400	(307,844)	39,822
Other income (expense)
Interest expense, convertible note - related party	—	(1,469)	—	(7,550)
Interest expense	(2,973)	(1,147)	(8,015)	(883)
Loss on extinguishment of debt	—	(27,487)	—	(27,487)
Other income	581	—	1,711	—
Total other expense	(2,392)	(30,103)	(6,304)	(35,920)
Income (loss) before income tax expense	(5,740)	(12,703)	(314,148)	3,902
Income tax expense	(594)	(267)	(2,491)	(1,889)
Net income (loss)	$(6,334)	$(12,970)	$(316,639)	$2,013
Net income (loss) per share:
Basic	$(0.08)	$(0.17)	$(3.85)	$0.03
Diluted	$(0.08)	$(0.17)	$(3.85)	$0.03
Weighted-average common shares outstanding:
Basic	82,399,599	76,261,294	82,216,027	76,402,123
Diluted	82,399,599	76,261,294	82,216,027	79,149,193

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	Nine Months Ended
	September 30,
	2025	2024
	(In thousands)
Net cash provided by (used in):
Operating activities	$16,737	$9,865
Investing activities	(34,985)	(71,511)
Financing activities	(50,596)	35,558
Net decrease in cash	(68,844)	(26,088)
Cash, cash equivalents and restricted cash at beginning of period	221,276	139,971
Cash, cash equivalents and restricted cash at end of period	$152,432	$113,883

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025
	(In thousands)
Net cash provided by (used in):
Operating activities	$5,632	$(3,930)	$15,035
Investing activities	(12,998)	(12,885)	(9,102)
Financing activities	(21,477)	(7,586)	(21,533)
Net (decrease) increase in cash	(28,843)	(24,401)	(15,600)
Cash, cash equivalents and restricted cash at beginning of period	221,276	192,433	168,032
Cash, cash equivalents and restricted cash at end of period	$192,433	$168,032	$152,432

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net income (loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(In thousands)
Net income (loss)	$(6,334)	$(12,970)	$(316,639)	$2,013
Depreciation and amortization	5,393	5,321	16,981	17,093
Stock-based compensation	2,642	2,630	7,927	10,307
Other expense	2,392	2,616	6,304	8,433
Income tax expense	594	267	2,491	1,889
Loss on extinguishment of debt	-	27,487	-	27,487
Restructuring and demobilization costs	1,568	-	16,296	-
Impairment of property, plant and equipment	-	-	287,567	-
Adjusted EBITDA	$6,255	$25,351	$20,927	$67,222

Other Information

The following tables reconcile net income (loss) and net income (loss) per share to adjusted net income (loss) and adjusted net income (loss) per share for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30, 2025		September 30, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net loss	$(6,334)	$(0.08)	$(12,970)	$(0.17)
Restructuring and demobilization costs	1,568	0.02	—	-
Impairment of property, plant and equipment	—	-	—	-
Adjusted Net Loss	$(4,766)	$(0.06)	$(12,970)	$(0.17)

	Nine Months Ended
	September 30, 2025		September 30, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net income (loss)	$(316,639)	$(3.85)	$2,013	$0.03
Restructuring and demobilization costs	16,296	0.20	—	-
Impairment of property, plant and equipment	287,567	3.50	—	-
Adjusted Net Income (Loss)	$(12,776)	$(0.16)	$2,013	$0.03

For the 2025 full year financial outlook:

	Current Outlook
	Year Ending
	December 31, 2025
	Low	High
	(In thousands)
Net loss	$(341,600)	$(333,600)
Depreciation and amortization	22,500	22,500
Stock-based compensation	10,500	10,500
Other expense, net	11,500	11,500
Restructuring and demobilization costs	16,500	16,500
Impairment of property, plant and equipment	287,600	287,600
Adjusted EBITDA	$7,000	$15,000

	Prior Outlook
	Year Ending
	December 31, 2025
	Low	High
	(In thousands)
Net loss	$(316,805)	$(306,805)
Depreciation and amortization	24,789	24,789
Stock-based compensation	10,284	10,284
Other expense, net	11,109	11,109
Restructuring and demobilization costs	17,728	17,728
Impairment of property, plant and equipment	287,567	287,567
Adjusted EBITDA	$34,672	$44,672